UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 1, 2016

Ambac Financial Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004
(Address of principal executive offices) (Zip Code)

(212) 658-7470
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 7.01 Regulation FD Disclosure.
Ambac Financial Group, Inc., a holding company whose subsidiaries, including Ambac Assurance Corporation, provide financial guarantees and other financial services, today announced that, effective January 1, 2017, the Board of Directors authorized three corporate governance initiatives related to the Board and executive compensation.
First, the Board has adopted a Recoupment Policy. In the event of material financial restatement or the imposition of a material financial penalty, this policy provision provides that the Company may recoup incentive-based compensation received by executive officers during a three-year look-back period. A complete copy of the Recoupment Policy is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Second, the Board has adopted an Executive Stock Ownership and Retention Policy (“Stock Ownership Policy”) applicable to each of its executive officers. The Chief Executive Officer, Chief Financial Officer and other executive officers will be required to own and hold Ambac common stock valued at six times, three times and two times their annual base salary, respectively. There is no required time period within which these executive officers must attain the applicable stock ownership level under the Stock Ownership Policy and nothing in the Stock Ownership Policy requires executive officers to meet their applicable stock ownership levels through open market purchases of Company common stock. Until an executive officer complies with the Stock Ownership Policy, the executive officer is required to retain 100% of net profit shares (which excludes shares withheld to cover payment of any exercise price or any applicable taxes) from any compensatory stock award on exercise, vesting or earn-out. A complete copy of the Stock Ownership Policy is attached as Exhibit 99.2 to this Current Report on Form 8-K.
Third, the Board has authorized changes to its non-employee director compensation plan. Beginning in 2017 non-employee director cash retainer and stock-based compensation, in aggregate, will be reduced by 33% compared to 2016, and will have a higher percentage component of equity compared to cash compensation. The Board also approved changes in fees paid to the Chairman and to the Chairs of its four committees. Additionally, non-employee directors will receive fees for attending meetings beyond a certain number of meetings in a calendar year. A description of the changes to the non-employee director compensation plan is attached as Exhibit 99.3 to this Current Report on Form 8-K.
The information furnished pursuant to this Item 7.01, including Exhibits 99.1, 99.2, and 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended or the Exchange Act.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.     The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit
Number	Exhibit Description
99.1	Ambac Recoupment Policy effective as of January 1, 2017
99.2	Ambac Executive Stock Ownership and Retention Policy effective as of January 1, 2017
99.3	Description of changes to the non-employee director compensation plan effective as of January 1, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated:	December 1, 2016	By:	/s/ William J. White
First Vice President, Secretary and Assistant General Counsel

Exhibit Index

Exhibit
Number	Exhibit Description
99.1	Ambac Recoupment Policy effective as of January 1, 2017
99.2	Ambac Executive Stock Ownership and Retention Policy effective as of January 1, 2017
99.3	Description of changes to the non-employee director compensation plan effective as of January 1, 2017